Exhibit 4.10

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

7  7/8% SENIOR NOTES DUE 2018

EIGHTH SUPPLEMENTAL INDENTURE

(SUBSIDIARY GUARANTEE)

DATED AS OF JANUARY 3, 2012

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This EIGHTH SUPPLEMENTAL INDENTURE, dated as of January 3, 2012, is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors specified on the signature page hereto (the “Guarantors”), Genesis Sekco, LLC, a Delaware limited liability company (“Sekco”), and GEL Sekco, LLC, a Delaware limited liability company (“GEL Sekco”, and together with Sekco, the “New Guarantors”), and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Guarantors and the Trustee are parties to an Indenture, dated as of November 18, 2010, as supplemented by the Supplemental Indenture, dated as of November 24, 2010, the Second Supplemental Indenture, dated as of December 27, 2010, the Third Supplemental Indenture, dated as of January 28, 2011, the Fourth Supplemental Indenture, dated as of June 30, 2011, the Fifth Supplemental Indenture, dated as of September 13, 2011, the Sixth Supplemental Indenture, dated as of September 22, 2011, and the Seventh Supplemental Indenture, dated as of December 5, 2011 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $250,000,000 in the aggregate principal amount of 7 7/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01(7) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Eighth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Eighth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantors and the Trustee.

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ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 and by executing this Eighth Supplemental Indenture, each of the New Guarantors shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder. Each of the New Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eighth Supplemental Indenture. This Eighth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

GUARANTORS

GENESIS CRUDE OIL, L.P. GENESIS PIPELINE TEXAS, L.P. GENESIS PIPELINE USA, L.P. GENESIS CO2 PIPELINE, L.P. GENESIS NATURAL GAS PIPELINE, L.P. GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

GENESIS PIPELINE ALABAMA, LLC

GENESIS DAVISON, LLC

DAVISON PETROLEUM SUPPLY, LLC

DAVISON TRANSPORTATION SERVICES, LLC

FUEL MASTERS, LLC

RED RIVER TERMINALS, L.L.C. [LA]

TEXAS CITY CRUDE OIL TERMINAL, LLC

TDC, L.L.C.

GENESIS TDC TEXAS, LLC

GENESIS NEJD HOLDINGS, LLC

GENESIS FREE STATE HOLDINGS, LLC

GENESIS MARINE INVESTMENTS, LLC

DAVISON TRANSPORTATION SERVICES, INC.

TDC SERVICES CORPORATION, INC.

TDC GENESIS CORP.

TDC DAVISON CORP.

DG JV, LLC

DG MARINE HOLDINGS, LLC

DG MARINE TRANSPORTATION, LLC

DGMT HOLDINGS, LLC

GRIFCO TRANSPORTATION TWO, LTD.

GENESIS CHOPS I, LLC

GENESIS CHOPS II, LLC

GEL CHOPS GP, LLC

GENESIS ENERGY, LLC

GENESIS MARINE, LLC

MILAM SERVICES, INC.

GEL TEX MARKETING, LLC

GEL LOUISIANA FUELS, LLC

GEL WYOMING, LLC

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

GEL CHOPS I, L.P. GEL CHOPS II, L.P.

By:	GEL CHOPS GP, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

NEW GUARANTORS GENESIS SEKCO, LLC GEL SEKCO, LLC

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

TRUSTEE U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]